EXHIBIT 10.1

                                CUSTODY AGREEMENT


         THIS CUSTODY AGREEMENT ("Agreement"), dated as of 11/24, 2009, is entered into by and between THE HUNTINGTON NATIONAL BANK, a national bank organized under the laws of the United States (the "CUSTODIAN" or "BANK"), and Infinity Capital Group, Inc., a business trust formed under the laws of the State of Maryland ("TRUST").

                              W I T N E S S E T H:

         WHEREAS, the Custodian serves as custodian and foreign custody manager for certain of its customers; and

         WHEREAS, the Trust wishes to employ Custodian to act as its custodian and as the foreign custody manager for the Trust to provide for the custody and safekeeping of the assets of the Trust as required by the Act, and to provide related services, all as provided herein, and Custodian is willing to accept such employment, subject to the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Custodian and Trust hereby agree, as follows:

         DEFINITIONS: The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

         ACT OR 1940 ACT shall mean the Investment Company Act of 1940, as amended from time to time.

         1934 ACT shall mean the Securities and Exchange Act of 1934, as amended from time to time.

         ADVANCE(S) shall mean any extension of credit by or through the Custodian or by or through any Sub-custodian and shall include, without limitation, amounts due to the Custodian or any Sub-custodian as the principal counterparty to any foreign exchange transaction with the Trust, or paid to third parties for account of the Trust or in discharge of any expense, tax or other item payable by the Trust.

         AGENT(S) shall have the meaning set forth in Section 8 hereof.

         APPLICABLE LAW shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction, compliance with which is required or customarily observed in such jurisdiction.

         AUTHORIZED PERSON(S) shall mean any person, whether or not any such person is an Officer or employee of the Trust, who is duly authorized by the Board of Trustees of the Trust to give Instructions on behalf of the Trust or any Fund in accordance with Section 4 herein, and named in APPENDIX A attached hereto and as amended from time to time by resolution of the Board of Trustees, certified by an Officer, and received by the Custodian.

         BOARD OF TRUSTEES shall mean the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, as from time to time amended.

         BOOK-ENTRY SYSTEM shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFT Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of Subpart O.

         CLEARING  CORPORATION  shall mean any entity or system  established for
purposes  of  providing  securities   settlement  and  movement  and  associated
functions for a given market.

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         DELEGATION  SCHEDULE  shall mean any  separate  schedule  entered  into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning theadministration of Investments held outside of the United States and the appointment of Eligible Foreign Custodians" under the provisions of Rule 17f-5 of the 1940 Act.

         DIVIDEND AND TRANSFER AGENT shall mean the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Trust.

         FINRA means the Financial Industry Regulatory Authority.

         FOREIGN FINANCIAL  REGULATORY AUTHORITY shall have the meaning given by
Section 2(a)(50) of the 1940 Act.

         FUND(S) shall mean each series of the Trust listed in Appendix B and any additional series added pursuant to Written Instructions. A series is individually referred to as a "Fund" and collectively referred to as the "Funds."

         INSTRUCTION(S) shall mean Oral Instructions or Written Instructions. Instructions may be continuing Written Instructions when deemed appropriate by both parties.

         INVESTMENT(S) shall mean any investment asset of the Trust and/or a Fund, including without limitation, Money Market Securities and Securities.

         MONEY MARKET SECURITY shall mean debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

         OFFICER shall mean the Chairman, President, Secretary, Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer of the Trust.

         ORAL INSTRUCTIONS shall mean Instructions orally transmitted to and received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the Business Day in accordance with Section 4 herein immediately following receipt of such Oral Instructions, provided, however, The Trust agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions authorized by such Oral Instructions.

         PROSPECTUS shall mean with respect to each Fund, the Fund's then currently effective prospectus and Statement of Additional Information, as filed with and declared effective from time to time by the Securities and Exchange Commission.

         SEC shall mean the Securities and Exchange Commission of the United States.

         SECURITY OR SECURITIES shall mean Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers'
acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or

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representing  any other rights or interest  therein,  or any similar property or assets, including securities of any registered investment company, that the Custodian has the facilities to clear and to service.

         SECURITIES DEPOSITORY shall mean a central or book entry system or clearing agency established under Applicable Law for purposes of recording the ownership, transfer, and/or entitlement to investment securities for a given market.

         SUB-CUSTODIAN(S)  shall  mean  each  Sub-custodian   appointed  by  the
Custodian pursuant to Section 8 of this Agreement, but shall not include Securities Depositories.

         TRUST shall mean the business trust which is the party to this Agreement, and which is an open-end management investment company registered under the Act.

         WRITTEN INSTRUCTIONS means communications in writing actually received by the Custodian from an Authorized Person in accordance with Section 4. A communication in writing includes a communication by facsimile, telex or between electro-mechanical or electronic devices as set forth in Section 4 (where the use of such devices have been approved by resolution of the Board of Trustees and the resolution is certified by an Officer and delivered to the Custodian). All written communications shall be directed to the Custodian, attention:
Institutional Trust Custody Group.


         1. APPOINTMENT OF CUSTODIAN; ACCEPTANCE. Trust hereby designates, constitutes, and appoints Custodian as custodian and its foreign custody manager for all Investments and cash owned by each Fund at any time during this Agreement, and Custodian hereby accepts such appointment and agrees to perform the duties thereof as provided in this Agreement.

         2.  FURNISHING  OF DOCUMENTS;  AND  REPRESENTATIONS  AND  WARRANTIES OF
TRUST.

         2.1 The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Trust:

         1) A copy of the Declaration of Trust of the Trust certified by the Secretary.
         2)       A copy of the By-Laws of the Trust certified by the Secretary.
         3) A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary.
         4)       A copy of the then current Prospectuses.
         5) A Certificate of the President and Secretary of the Trust setting forth the names and signatures of all Authorized Persons.

         In addition, the Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent.

         2. 2. REPRESENTATIONS AND WARRANTIES OF TRUST: The Trust makes the following representations and warranties to Custodian:

         2.2.1 The obligations of the Trust set forth in this Agreement have been authorized by the Trust's Board of Trustees, acting as such Trustees for and on behalf of the Trust, pursuant to the authority vested in them under the laws of the State of its formation, the Declaration of Trust and the By-Laws of the Trust, provided, however, that this Agreement has been executed by Officers of the Trust as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Trust and then only to the extent of the assets of the Trust.

         2.2.3 Appendix A sets forth the names and the signatures of all Authorized Persons as of this date, as certified by Trust. Trust agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an

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         Authorized Person or if any other or additional  Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

         2.2.3 This Agreement to the best of Trust's knowledge, does not violate any constitutive document, agreement, judgment, order or decree to which the Trust is a party or by which it is bound, including without limitation any agreement in effect pertaining to the assets which may be maintained under this Agreement.

         2.2.4 By providing a Written Instruction with respect to an acquisition of an Investment in a jurisdiction other than the United States of America, the Trust shall be deemed to have confirmed to the Custodian that the Trust has (i) assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence, (ii) made all determinations required to be made by the Trust under Applicable Law, and (iii) appropriately and adequately disclosed to all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

         2.2.5. By providing a Written Instruction in respect of an Investment (which Written Instruction may relate to among other things, the execution of trades), the Trust hereby (i) authorizes Custodian to complete such documentation as may be reasonably required or appropriate for the execution of the Written Instruction, and agrees to be contractually bound to the terms of such documentation "as is" without recourse against Custodian; (ii) represents, warrants and covenants that Trust has accepted and agreed to comply with all Applicable Law, terms and conditions to which Trust and/or Trust's Investment may be bound, including without limitation, requirements imposed by the Investment prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions); (iii) acknowledges and agrees that Custodian will not be responsible for the accuracy of any information provided to Custodian by or on behalf of the Trust, or for any underlying commitment or obligation inherent to an Investment; (iv) represents, warrants and covenants that Trust will not effect any sale, transfer or disposition of Investment(s) held in Custodian's name by any means other than the issuance of an Written Instructions by the Trust to Custodian; (v) acknowledges that collective investment schemes (and/or their agent(s)) in which the Trust invests may pay to Custodian certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of the Trust's investments in such schemes;
         (vi) represents, warrants and covenants that Trust will provide Custodian with such information as is necessary or appropriate to enable Custodian's performance pursuant to an Instruction or under this Agreement; and (vii) represents that unless otherwise disclosed to Custodian in writing, that Trust is not a "Plan" (which term includes
         (1) employee benefit plans that are subject to the United States ("US") Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the "Code"), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include "plan assets" of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the "plan assets" of, a Plan.

         3. REPRESENTATIONS AND WARRANTIES OF CUSTODIAN.

         3.1 Custodian hereby represents and warrants that it is a national bank duly organized under the laws of the United States of America and that this Agreement has been duly executed by the Custodian and to the best of Custodian's knowledge will not violate any Applicable Law or any agreement, instrument judgment order or decree which Custodian is a party or to which it is bound.

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         4. INSTRUCTIONS.

         4.1 AUTHORIZED PERSONS. The Custodian may treat any Authorized Person as having full authority of the Trust to issue Instructions hereunder The Custodian shall be entitled to rely upon the authority of any Authorized Persons until it receives appropriate written notice from the Custodian to the contrary.

         4.2 FORM OF INSTRUCTION. Each Instruction, other than Oral Instructions, shall be transmitted by such secured or authenticated electro-mechanical means as Custodian shall make available to the Trust from time to time unless the Trust shall elect to transmit such Written Instruction in accordance with Subsections (a) through (c) of this Section.

         (a) WRITTEN INSTRUCTIONS. Written Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

         (b) CUSTODIAN DESIGNATED SECURED-TRANSMISSION METHOD. Written Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Trust or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian and/or its Sub-custodian(s), it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person.

         (c) OTHER FORMS OF INSTRUCTION. Instructions may also be transmitted by another means determined by the Trust or Authorized Persons and acknowledged and accepted by the Custodian and/or its Sub-custodian(s) (subject to the same limits as to acknowledgements as are contained in Subsection (b), above) including Oral Instructions, and Instructions by SWIFT or telefax (whether tested or untested).

When an Instruction is given by means  established under Subsections (a) through
(c), it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. If Oral Instructions are transmitted to and received by Custodian from an Authorized Person, Custodian may act on any such instructions which it reasonably and in good faith believes is such an Authorized Person. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. Oral Instructions shall be confirmed by Written Instructions not later than the Business Day immediately following receipt of such Oral Instructions in the manner set forth herein, provided, however, The Trust agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to funds transfers performed in accordance with Instructions.

         4.3 COMPLETENESS AND CONTENTS OF INSTRUCTIONS. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in Investments and upon any delivery and transfer of any Investment or moneys, the person initiating the Instruction shall give the Custodian an Instruction with appropriate detail. If the Custodian determines that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Trust, and the Trust shall thereupon amend or otherwise reform the Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

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         4.4 TIMELINESS OF  INSTRUCTIONS.  In giving an  Instruction,  the Trust shall take into consideration delays which may occur due to the involvement of a Sub-custodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Trust.

         5 PURCHASE AND SALE OF INVESTMENTS.

         5.1 DELIVERY OF INVESTMENTS. During the term of this Agreement, Trust will deliver or cause to be delivered to the Custodian all Investments to be held by the Custodian for the account of any Fund. Custodian will not have any duties or responsibilities with respect to such Investments until actually received by the Custodian. The Custodian is hereby authorized by the Trust, acting on behalf of a Fund, to actually deposit any assets of the Fund in the Book-Entry System or in a Securities Depository, provided, however, that the Custodian shall be accountable to the Trust for the assets of the Fund so deposited. Assets deposited in the Book-Entry System or the Security Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity. As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Trust's distributor or Dividend and Transfer Agent or from the Trust itself. The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received.

         5. 1.1 PURCHASE OF INVESTMENTS. Promptly after each purchase of Investments by the Trust, the Trust shall deliver to the Custodian (i) with respect to each purchase of Investments which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Oral or Written Instructions, specifying with respect to each such purchase the:

         1)       Name of the issuer and the title of the securities;
         2) Number of shares, principal amount purchased (and accrued interest, if any) or other units purchased;
         3)       Date of purchase and settlement;
         4)       Purchase price per unit;
         5)       Total amount payable;
         6) Name of the person from whom, or the broker through which, the purchase was made;
         7)       Name of the person to whom such amount is payable; and
         8)       Name of the Fund for which the purchase was made.

         The Custodian shall, against receipt of Investments purchased by or for the Trust, pay out of the moneys held for the account of such Fund the total amount specified in the Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Investments for a Fund, if in the relevant Fund custody account there is insufficient cash available to the Fund for which such purchase was made. With respect to any repurchase agreement transaction for the Funds, the Custodian shall assure that the collateral reflected on the transaction advice is received by the Custodian.

         5.2. SALE OF INVESTMENTS. Promptly after each sale of Investments by a Fund, the Trust shall deliver to the Custodian (i) with respect to each sale of Investments which are not Money Market Securities, Written Instructions, and
(ii) with respect to each sale of Money Market Securities, Oral or Written Instructions, specifying with respect to each such sale the:

         1)       Name of the issuer and the title of the Investments;
         2) Number of shares, principal amount sold (and accrued interest, if any) or other units sold;

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         3)       Date of sale and settlement;
         4)       Sale price per unit;
         5)       Total amount receivable;
         6) Name of the person to whom, or the broker through which, the sale was made,
         7) Name of the person to whom such Investments are to be delivered, and
         8)       Fund for which the sale was made;

The Custodian shall deliver the Investments against receipt of the total amount specified in the Instructions.

         5.3 DELIVERY VERSUS PAYMENT FOR PURCHASES AND SALES. Purchases and sales of Investments effected by Custodian will be made on a delivery versus payment basis in accordance with generally accepted trade practices, or the terms of the instrument representing such Investment. The Custodian may, in its sole discretion, upon receipt of Written Instructions, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Fund.

         5.4 PAYMENT ON SETTLEMENT DATE. On contractual settlement date, the account of the Fund will be charged for all purchased Investments settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Investments settling that day will be credited to the account of Fund, irrespective of delivery. Exceptions to contractual settlement on purchases and sales, that will continue to settle delivery versus payment, include real estate, venture capital, international trades, open-ended mutual funds, non standard depository settlements and in-kind trades.

         5.5 SEGREGATED ACCOUNTS. The Custodian shall, upon receipt of Written Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a Fund. Cash and/or Investments may be transferred into such account or accounts for specific purposes, to-wit:

         1) In accordance with the provision of any agreement among the Trust, the Custodian, and a broker-dealer registered under the 1934 Act, and also a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange
                  Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

         2) For purposes of segregating cash or Investments in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

         3) For the purpose of compliance by the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, short sales, or any other securities by Act Release No. 10666, or any subsequent release or releases or rule of the SEC relating to the maintenance of segregated accounts by registered investment companies;

         4) For the purpose of segregating collateral for loans of Investments made by the Fund; and

         5) For other proper corporate purposes, but only upon receipt of, in addition to Instructions, a copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purposes of such segregated account.

Each  segregated  account   established   hereunder  shall  be  established  and
maintained for a single Fund only. All Instructions relating to a segregated account shall specify the Fund involved.

         5.6 ADVANCES FOR SETTLEMENT. Except as otherwise may be agreed upon by the parties hereto, Custodian shall not be required to comply with any Instructions to settle the purchase of any Investments on behalf of a Fund unless there is sufficient cash in the account(s) pertaining to such Fund at the time or to settle the sale of any Investments from such an account(s) unless such Investments are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Investments exceeds the amount of cash in the account(s) at the time of such purchase, Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Investments. The amount of any such advance shall be deemed a loan from Custodian to Trust payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by Custodian on similar loans.

          5.7. SAFEKEEPING OF TRUST ASSETS. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Sub-custodians, or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Sub-custodians. The Custodian shall hold Investments for the account of the Trust and shall segregate Investments from assets belonging to the Custodian and shall cause its Sub-custodians to segregate Investments from assets belonging to the Sub-custodian in an account held for the Trust or in an account maintained by the Sub-custodian generally for non-proprietary assets of the Custodian. In the event of a loss of a Security for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Security, or in the event that such replacement cannot be effected, the Custodian shall pay to the Trust the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, such other lesser amount as shall be agreed by the parties.

         6. ADMINISTRATIVE DUTIES CUSTODIAN.

         6.1 DUTIES. Custodian shall perform the following administrative duties with respect to and in connection with Investments of the Trust.

         A. SEGREGATION OF NON-CASH ASSETS; USE OF SECURITIES DEPOSITORIES. All Investments and non-cash property held by the Custodian for the account of a Fund (other than Investments maintained in a Securities Depository or Book-entry System) shall be physically segregated from other Investments and non-cash property in the possession of the Custodian (including the Investments and non-cash property of the other Funds) and shall be identified as subject to this Agreement. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Sub-custodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Sub-custodian, as the case may be, and (b) in an account for the Trust or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Securities Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Sub-custodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Sub-custodian or other agent shall as appropriate segregate such Investments for the benefit of the Trust from the assets held for the benefit of clients of the Custodian's generally on its own books.

         B. SECURITIES IN BEARER AND REGISTERED FORM. All Investments held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Investments held for a Fund may be registered in the name of the Custodian, any sub-custodian appointed in accordance with this Agreement, or the nominee of any of them. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Investments that it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Sub-custodian or agent of the Custodian or a Sub-custodian; or (c) in an account maintained by the Custodian, Sub-custodian or agent at a Securities Depository, all in accordance with customary market practice in the jurisdiction in which any Investments are held. Investments which are registered may be registered in the name of the Custodian, a Sub-custodian, or in the name of the Trust or a nominee for any of the foregoing, and may be held in any manner set forth in this Section 6 with or without any identification of fiduciary capacity in such registration.

Investments which are represented by book-entry may be so held in an account maintained by the book-entry agent on behalf of the Custodian, a Sub-custodian, an Agent of the Custodian, or a Securities Depository.

         C. DUTIES OF CUSTODIAN AS TO SECURITIES. Unless otherwise instructed by the Trust, with respect to all Investments held for the Trust, the Custodian shall:

         1)       Collect  all  income  due and  payable  with  respect  to such
                  Investments;
         2) Present for payment and collect amounts payable upon all Investments which may mature or be called, redeemed, or retired, or otherwise become payable;
         3) Surrender interim receipts or Investments in temporary form for Securities in definitive form; and
         4.) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

         D. CERTAIN ACTIONS UPON WRITTEN INSTRUCTIONS. Upon receipt of a Written Instructions and not otherwise, the Custodian shall:

         1) Execute and deliver to such persons as may be designated in such Written Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as beneficial owner of any Investments may be exercised;

         2) Deliver any Investments in exchange for other Investments or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any corporation, or the exercise of any conversion privilege;

         3) Deliver any Investments to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

         4) Make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in the Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust; and

         5) Deliver any Securities held for any Fund to the depository agent for tender or other similar offers.

         E. CUSTODIAN TO DELIVER PROXY MATERIALS. The Custodian shall promptly deliver to the Trust all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by any Fund. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.

         F. CUSTODIAN TO DELIVER TENDER OFFER INFORMATION. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Investment which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

         G. CUSTODIAN TO DELIVER SECURITY AND TRANSACTION INFORMATION. On each Business Day that the Federal Reserve Bank is open, the Custodian shall furnish the Trust with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities held for the Fund under this Agreement. Where Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. With respect to information provided by this section, it shall not be necessary for the Custodian to provide formal Notice as described below. It shall be sufficient to communicate by such means as shall be mutually agreeable to the Trust and the Custodian.

         6.2 CONTRACTUAL OBLIGATIONS AND SIMILAR INVESTMENTS. From time to time, a Fund's assets may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book-entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Written Instruction. The Custodian shall have no responsibility for agreements running to the Trust as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Written Instruction, to include such arrangements in reports made to the Trust.

         6.3 OWNERSHIP CERTIFICATES AND DISCLOSURE OF THE CUSTODIAN'S INTEREST. The Custodian is hereby authorized to execute on behalf of the Trust ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Trust with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

         6.4 DISTRIBUTION OF ASSETS. The Trust shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Trust, certified by the Trust's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Trust, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of Shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date. On the payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

         6.4.1 SEGREGATION OF REDEMPTION PROCEEDS. Upon receipt of Written Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.

         6.4.2 DISBURSEMENTS OF CUSTODIAN. Upon receipt of a Written Instruction directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to be made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

         6.4.3 PAYMENT OF CUSTODIAN FEES. Upon receipt of Written Instructions directing payment, the Custodian shall disburse moneys from the assets of the Trust in payment of the Custodian's fees and expenses as provided in this Agreement.

         6.4.4. Sufficient Funds for Payment. The Custodian shall not be under any obligation to pay out moneys to cover any of the foregoing payments if in the relevant Fund account there is insufficient cash available to the Fund for which such payment is to be made.

         6.5 OTHER DEALINGS. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of Investments, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

         6.6 NONDISCRETIONARY DETAILS. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction.

         7. CASH ACCOUNTS, DEPOSITS, MONEY MOVEMENTS, & TRUST BORROWINGS.

         7.1 CASH DEPOSITS. During the term of this Agreement, Trust will deliver or cause to be delivered to Custodian all moneys to be held by the Custodian for the account of any Fund. Subject to the terms and conditions set forth in this Section 7, the Trust hereby authorizes the Custodian to open and maintain, with itself or with Sub-custodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which Trust maintains Investments or in such other currencies as Trust shall from time to time request by Written Instruction. Notwithstanding anything in this Agreement to contrary effect, the Trust shall be liable as principal for any overdrafts occurring in any cash accounts. Custodian shall be entitled to reverse any deposits made on Trust's or any Fund's behalf where such deposits have been entered and moneys are not finally collected within 20 days of the making of such entry.

         7.1.1 TYPES OF ACCOUNTS. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Trust, coupled with the name of such Fund. Custodian shall hold all cash received by it for the account of the Trust or any Fund in accordance with Rule 17f-3 under the Act. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in this Agreement. Cash accounts opened on the books of a Sub-custodian may be opened in the name of the Trust or the Sub-custodian or in the name of its Sub-custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Sub-custodian, and shall be treated as an Investment of the Trust. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Sub-custodian by reason of its bankruptcy, insolvency or otherwise, fails to make repayment through no fault of the Custodian.

         7.1.2 ADMINISTRATIVE ACCOUNTS. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Trust, and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Trust. Each such account shall be subject to the terms and conditions of this Agreement and the Trust shall be liable for the satisfaction of its own obligations in connection with each such account.

         7.2 PAYMENTS AND CREDITS WITH RESPECT TO THE CASH ACCOUNTS. The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to Investments, and otherwise in accordance with Instructions. The Custodian and its Sub-custodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account or any other Fund account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian or its Sub-custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Sub-custodian, all deposits shall be payable only at the branch of the Custodian or Sub-custodian where the deposit is made or carried.

         7.3 CURRENCY AND RELATED RISKS. The Trust bears risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with or through the Custodian. Neither the Custodian nor any Sub-custodian shall be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country
(a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian or any
Sub-custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Sub-custodian shall be required to repay any deposit made at a foreign branch of either the Custodian or any Sub-custodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Sub-custodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Trust shall be for the account of the Trust.

         7.4 FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Trust with such currency brokers or banking institutions, including Sub-custodians, as the Trust may direct pursuant to Instructions. The obligations of the Custodian in respect of all foreign exchange transactions shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

         7.4.1 THIRD PARTY FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Trust on the same basis, if any, that it performs duties as agent for the Trust with respect to any other of the Trust's investments. Accordingly, the Custodian shall only be responsible for delivering or receiving currency on behalf of the Trust in respect of such contracts pursuant to Written Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Sub-custodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Written Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency broker/dealers for settlement of the Trust's foreign exchange spot or forward transactions, foreign exchange swap transactions and similar foreign exchange transactions, process settlements using the banking facilities selected by Custodian from time to time according to such banking facilities standard terms, and (d) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Trust accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Trust shall be responsible for any and all costs and interest charges which may be incurred by the Trust or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

         7.5 DELAYS. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Trust: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and,
(b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Sub-custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

         7.6 ADVANCES. With respect to any advances of cash made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any Business Day, such advance shall be repayable immediately upon demand made by the Custodian at any time. The Custodian may, in its sole discretion, charge interest accruing from the date of such overdraft to but not including the date of such repayment at the rate per annum customarily charged by the Custodian on similar overdrafts. In addition, the Custodian shall have an automatically perfected statutory security interest in any Investments purchased with any such unpaid Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of Ohio from time to time and that the Custodian may take any further actions that the Custodian may reasonably require to collect such unpaid Advance. In addition, for purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Trust's obligations to the Custodian for any unpaid Advances, and balances in such Principal Accounts shall be available for satisfaction of the Trust's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

         7.7 BORROWINGS. In connection with any borrowings by the Trust, the Trust will cause to be delivered to the Custodian by a bank or broker requiring securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Trust shall promptly deliver to the Custodian Written Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Trust, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Trust on the borrowing date, and (f) the description of the securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount. The Custodian shall deliver on the borrowing date specified in the Written Instructions the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Written Instructions. The Custodian shall deliver, in the manner directed by the Trust, such securities as additional collateral, as may be specified in Written Instructions, to secure further any borrowing transaction. The Trust shall cause all securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

         8. DOMESTIC AND FOREIGN SUB-CUSTODIANS;; SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 8, the Trust hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Trust and the Fund(s) and to appoint from time to time (and at any time remove) and to utilize agents (Agents) and sub-custodians ("Sub-custodians") to carry out some or all of the duties and obligations of Custodian under this Agreement provided, however, that the appointment of such agents and Sub-custodians shall not relieve the Custodian of its administrative obligations under this Agreement. The list of the Custodian's current Agents and Sub-custodians is attached hereto on Appendix C. With respect to securities and cash held by a Sub-custodian, either directly or indirectly (including by a Securities Depository), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Corporations, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Written Instructions. The Funds shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such Agents or Sub-custodians. Upon request, the Custodian shall promptly forward to the Trust any documents it receives from any Agent or Sub-custodian appointed hereunder which may assist trustees of registered investment companies to fulfill their responsibilities under Rule 17f-5 of the Act.

         8.1 DOMESTIC SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of the Trust or its Funds in any Securities Depository in the United States, including The Depository Trust Company, provided such Securities Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Trust or the Funds as a Sub-custodian for purposes of holding Investments of the Trust in the United States.

         8.2 FOREIGN SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Unless instructed otherwise by the Trust, the Custodian may deposit and/or maintain non-U.S. Investments of the Trust or its Funds in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of
Section 8.4 below, the Custodian shall have prepared or obtained from an Agent or Sub-custodian an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Section 8.5. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Trust or its Funds as a Sub-custodian for purposes of holding Investments of the Trust and/or its Funds outside the United States.

         8.3 REVIEW OF SUB-CUSTODIANS. From time to time, the Custodian may agree to perform certain reviews of Sub-custodians at the Trust's request. In such event, the Custodian's duties and obligations with respect to this review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

         8.4 APPROVAL OF FOREIGN SUB-CUSTODIANS. Unless and except to the extent that the Trust has requested and the Custodian has accepted delegation of the appointment of Sub-custodians, the Custodian shall, prior to the appointment of any Sub-custodian for purposes of holding Investments of the Trust or its Funds outside the United States, obtain written confirmation of the approval of the Trust with respect to the identity of such Sub-custodian, such approval to be signed by an Authorized Person. A Written Instruction to open an account in a given country shall comprise authorization by the Trust for the Custodian to hold assets in such country in accordance with the terms of this Agreement. The

Sub-custodian shall not be required to make independent inquiry as to the authorization of the Trust or its Fund to invest in such country.

         8.5 MONITORING AND RISK ASSESSMENT OF SECURITIES DEPOSITORIES. Prior to the placement of any assets of the Trust or its Funds with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Trust an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Trust of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Sub-custodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant foreign financial regulatory authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Trust by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Trust and the Custodian.

         8.6 RESPONSIBILITY FOR SUB-CUSTODIANS. Except as provided in the last sentence of this Section 8.6, the Custodian shall be liable to the Trust for any loss or damage to the Trust caused by or resulting from the acts or omissions of any Sub-custodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant Sub-custodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. The liability of the Custodian in respect of the countries and Sub-custodians so designated by the Custodian, from time to time shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Sub-custodian.

         8.7 NEW COUNTRIES. The Trust shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Sub-custodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a sub-custodial arrangement in accordance herewith. In the event the Custodian is unable to establish such arrangements prior to the time the Investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping Agent, and the use of such local safekeeping Agent shall be at the sole risk of the Trust, and accordingly the Custodian shall be responsible to the Trust for the actions of the Agent if and only to the extent the Custodian shall have recovered from the Agent for any damages caused the Trust by the Agent.

         9. RESPONSIBILITY OF CUSTODIAN.

         9.1 LIMITATIONS ON LIABILITY OF CUSTODIAN. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its negligence or willful misconduct. The Trust, on behalf of the Fund and only from assets of the Fund (or insurance purchased by the Trust with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Trust's duties hereunder or any other action or inaction of the Trust or its Trustees, officers, employees or agents, except such as may arise from the negligent action, negligent omission, willful misconduct or any breach of this Agreement by the Custodian, its directors, officers, employees or agents, provided, however, the Trust shall not in any event be liable for any special, incidental, consequential, or punitive damages. The Custodian shall defend, indemnify and hold harmless the Trust and its trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from actual losses, claims, damages, costs, expenses and liabilities asserted against, imposed upon or incurred by the Trust resulting from any negligent action taken or omission or willful misconduct by the Custodian in accordance with the terms of this Agreement, or a material breach of any of the Custodian's duties as specifically set forth in this Agreement, except such as may arise from the negligent action, omission or willful misconduct of the Trust, its trustees, officers, employees, or agents, provided, further, however, that Custodian shall not in any event be liable for any any special, incidental, consequential, or punitive damages. The Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Trust at the expense of the Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Trust, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Trust for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians, but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Trust, on behalf of the Fund, of principal and of interest to the date of recovery on Investments incorrectly omitted from the Fund's account or penalties imposed on the Trust, in connection with the Fund, for any failures to deliver Securities. In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the reasonable expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent). The provisions of this Section 9.1 shall survive the termination of this Agreement.

         9.2 SPECIFIC ACTIONS NOT REQUIRED BY CUSTODIAN. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

         1. The validity of the issue of any Securities purchased by or for the account of Trust, the legality of the purchase thereof, or the propriety of the amount paid therefor;

         2. The legality of the sale of any Securities by or for the account of Trust, or the propriety of the amount for which the same are sold;

         3. The legality of the issue or sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor;

         4. The legality of the redemption of any Shares of any Fund, or the propriety of the amount to be paid therefor;

         5. The legality of the declaration or payment of any dividend by Trust in respect of Shares of any Fund;

         6. The legality of any borrowing by Trust or any Fund, using Securities as collateral;

         7. Whether the Trust is in compliance with the 1940 Act or the regulations thereunder; the provisions of the Trust's declaration of trust, certificate of incorporation, by-laws, or other constitutive document; Applicable Law; or any directives by the trustees, directors or shareholders of the Trust, or its investment objectives and policies as then in effect.

         9.3 LIMITATIONS OF PERFORMANCE. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss, claim, or damage in association with such failure to perform, for or in consequence of the following causes:

         9.3.1 FORCE MAJEURE. Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Sub-custodian or any agent of the Custodian or a Sub-custodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Sub-custodian of its obligations under its sub-custody agreement or by any other agent of the Custodian or the Sub-custodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water or wind damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Country or Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

         9.3.2 COUNTRY RISK. Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

         9.3.3 SOVEREIGN RISK. Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where an Investment is acquired or held hereunder or under a sub-custody agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investment or cash deposit by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments or cash deposits, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

         9.3.4 FAILURE OF THIRD PARTIES. The failure of any third party including: (a) any issuer of Investments or Book-entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an investment adviser or other Agent of the Trust; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

         9.3.5 INFORMATION SOURCES. Reliance by Custodian upon or inaccuracies in information received from issuers of Investments or agents of such issuers, information received from Sub-custodians and from other commercially reasonable sources provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

         9.3.6  RELIANCE  ON  INSTRUCTION.   Action  by  the  Custodian  or  the
         Sub-custodian in accordance with an Instruction.

         9.3.7 RESTRICTED SECURITIES. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Trust.

         9.4 NO DUTY TO COLLECT AMOUNTS DUE FROM DIVIDEND AND TRANSFER AGENT. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from any Dividend and Transfer Agent of the Trust nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Trust of any amount paid by the Custodian to any Dividend and Transfer Agent of the Trust in accordance with this Agreement.

         9.5 NO ENFORCEMENT ACTIONS. Notwithstanding anything to the contrary in this Agreement, Custodian shall not be under any duty or obligation to take action, by legal means or otherwise, to effect collection of any amount, if the Investment upon which such amount is payable is/are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

         9.6 NO DUTY TO SUPERVISE INVESTMENTS. Custodian shall not be under any duty or obligation to ascertain whether any Investments at any time delivered to or held by it for the account of the Trust are such as properly may be held by the Trust under the provisions of the Trust's declaration of trust and the Trust's By-laws.

         9.7 COMPENSATION OF CUSTODIAN. The Custodian shall be entitled to receive and the Trust agrees to pay to the Custodian, for the Fund's account from the Fund's assets only, such compensation as shall be determined pursuant to APPENDIX D attached hereto, or as shall be determined pursuant to amendments to APPENDIX D as approved by the Custodian and the Trust. The Custodian shall be entitled to charge against any money held by it for the accounts of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the Trust or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of agents or Sub-Custodians incurred in settling transactions involving the purchase and sale of Investments of the Fund.

         10. REPORTS AND RECORDS.

         10. 1. PROVISION OF RECORDS TO TRUST. The Custodian shall:

         10.1.1 INTERNAL ACCOUNTING AND CONTROL SYSTEMS. Make available to the Trust and shall send to the Trust any report received on the systems of internal accounting control of Custodian or its Agents or Sub-custodians as the Trust may reasonably request from time to time, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally.

         10.1.2 BOOKS AND RECORDS GENERALLY. Make available to the Trust, its auditors, agents and employees, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to its obligations under this Agreement. Without limiting the generality of the foregoing, the Custodian shall set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Trust, (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All such books and records shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Trust and employees of the SEC.

         10.1.3 ASSISTANCE TO TRUST. Take all reasonable action, that the Trust may from time to time request, to assist the Trust in obtaining favorable opinions from the Trust's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N- IA, Form N-SAR, or other annual reports to the SEC.

         10.2 The Trust shall examine all records, however produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Trust delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate.

         10.3 NO MANAGEMENT OF ASSETS BY CUSTODIAN. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities or other assets from time to time owned by any Fund. The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

         11.      MISCELLANEOUS.

         11.1 POWERS OF ATTORNEY, ETC. The Trust will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Sub-custodian to provide, custody services under this Agreement.

         11.2 ENTIRE AGREEMENT. This Agreement and the exhibits and/or other schedules attached hereto, including the 17f-5 Delegation Schedule, constitutes the entire agreement between the Trust and the Custodian and supersedes any other oral or written agreements heretofore in effect between the Trust and the Custodian with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by an instrument in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Written Instruction shall, whether or not such Written Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

         11.3 BINDING EFFECT; ASSIGNMENT. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust or by the Custodian, and no attempted assignment by the Trust or the Custodian shall be effective without the written consent of the other party hereto. Each party agrees that only the parties to this agreement and /or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Trust or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

         11.4 GOVERNING LAW, JURISDICTION AND VENUE; JURY WAIVER. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF OHIO, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT AND EACH PARTY BY ITS EXECUTION OF THIS AGREEMENT IRREVOCABLY (I) SUBMITS TO SUCH JURISDICTION AND (II) CONSENTS TO THE SERVICE OF ANY PROCESS OR PLEADINGS BY FIRST CLASS U.S. MAIL, POSTAGE PREPAID AND RETURN RECEIPT

REQUESTED, OR BY ANY OTHER MEANS FORM TIME TO TIME AUTHORIZED BY THE LAWS OF SUCH JURISDICTION. FURTHERMORE, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.5 NOTICES. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested,
(c) by a nationally  recognized  overnight courier,  delivery charge prepaid, or
(d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, or by overnight courier delivery charge prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

                  If to Trust:

                  Infinity Capital Group, Inc.
                  80 Broad Street, 5th Floor
                  New York, NY  10004
                  -----------------------

                  Attn:   Greg Laborde

                  Telephone:        (212) 962-4400
                  Facsimile         (212) 962-4422


         If to Custodian:

                  The Huntington National Bank.

                  7 Easton Oval EA4E70
                  Columbus, OH 43219

                  Attn:   Dan Luke

                  Telephone:        614-331-9711
                  Facsimile         614-331-5845


or such other address as the Trust or Custodian may have designated in writing to the other. Such Notice shall be deemed received when delivered if by hand or by facsimile transmission, on the third business day after mailing if sent by registered or certified mail, and on the next business day if sent by overnight courier.

         11.6 HEADINGS. The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         11.7 SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but each such counterpart shall, together, constitute only one instrument.. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Trust and the Custodian. A photocopy or telefax of the signed signature page to the Agreement shall be acceptable evidence of the existence of the Agreement and the Custodian shall be protected in relying on such photocopy or telefax until the Custodian has received the original signed copy of the Agreement.

         11.9 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Sub-custodian, any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

         11.10 TAPE-RECORDING. Trust authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Trust, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Trust in writing. The Trust, upon request, further agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by Applicable Law.

         11.11 CUSTODIAN'S CONSENT TO USE OF ITS NAME. Trust shall obtain the Custodian's written consent prior to the publication and/or dissemination or distribution, of a Prospectus or any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address).

         11.12 TERMINATION. Either party hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary of the Trust, electing to terminate this Agreement and designating a successor custodian or custodians each of which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Trust. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the FUND and held by it as Custodian. Upon termination of this Agreement, the Trust shall pay to the Custodian on behalf of the Trust such compensation as may be due as of the date of such termination. The Trust agrees on behalf of the Trust that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

         11.13 FAILURE TO DESIGNATE SUCCESSOR CUSTODIAN. If a successor custodian is not designated by the Trust, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Trust shall, upon the delivery by the Custodian to the Trust of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and moneys then owned by the Trust, be deemed to be the custodian for the Trust, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Trust, which shall be held by the Custodian in accordance with this Agreement.

         11.14 COMPLIANCE POLICIES AND PROCEDURES. To assist the Custodian in complying with Rule 38a-1 of the 1940 Act, Trust represents that it has adopted written policies and procedures reasonably designed to prevent violation of the federal securities laws in fulfilling its obligations under the Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures. Trust will upon request provide the Custodian with information about our compliance program as mutually agreed.

         11.15 LIMITATION OF PERSONAL LIABILITY. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, officer, trustee, past, present or future as such, of the Trust or of any predecessor or successor, either directly or through the Trust or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the assets of the Trust, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, officers, or trustees of the Trust or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.


                    BALANCE OF PAGE LEFT BLANK INTENTIONALLY.
                    ----------------------------------------

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

TRUST:                                                 Custodian


INFINITY CAPITAL GROUP, INC.                  THE HUNTINGTON NATIONAL BANK





By: /s/Gregory H. Laborde                     By: /s/ Dan Luke
Name: Gregory H. Laborde                      Name:  Dan Luke
Title:President                               Title: Vice President
Date: 11/27/2009                              Date:  11/24/09

                                   APPENDIX A




                            AUTHORIZED PERSONS        SPECIMEN SIGNATURES

Chairman:                  Gregory H. Laborde         /s/ Gregory H. Laborde
                           ___________________________________________________


President:                 Gregory H. Laborde         /s/ Gregory H. Laborde
                           ___________________________________________________


Secretary:                 ___________________________________________________


Treasurer:                 ___________________________________________________

Senior Vice
 President:                ___________________________________________________


Assistant
 Secretary:                __________________________________________________

Assistant
 Treasurer:                ___________________________________________________


Adviser Employees:         ___________________________________________________


                           ___________________________________________________

Transfer Agent/Fund Accountant

Employees:                 ___________________________________________________


                           ___________________________________________________


                           ___________________________________________________


                           ___________________________________________________


* Authority restricted; does not include: ______________________________________

                                   APPENDIX B
                               Series of the Trust



                          INFINITY CAPITAL GROUP, INC.

                                   APPENDIX C
                             AGENTS OF THE CUSTODIAN


The following agents are employed currently by The Huntington National Bank for securities processing and control.


       The Depository Trust Company (New York)
       7 Hanover Square
       New York, NY 10004

       The Federal Reserve Bank
       Cleveland Branch

       Brown Brothers Harriman & Co.
       40 Water Street
       Boston, Massachusetts 02109
       (Sub-custodian for Foreign Investments and certain non-DTC eligible Investments)

                                   APPENDIX D
                       (CURRENT SCHEDULE OF CUSTODY FEES)


TRANSACTION FEE:
DTC & Fed Eligible Items                                 $9.00/Transaction
Non-DTC & Fed Eligible Items                             $22.00/Transaction
Mortgage Backed Securities & Private Placements          $20.00/Transaction
Mortgage Backed Securities & Private Placement Payments  $5.00/Payment
Options                                                  $20.00/Transaction
Repurchase Agreements                                    $9.00/Transaction
Foreign Securities (depending on country)                $20-350.00/Transaction*

ADMINISTRATIVE DOMESTIC FEE
First $50 million of Market Value                        2.00 Basis Points
On Next $50 million of Market Value                      1.75 Basis Points
In Excess of $100 million of Market Value                1.25 Basis Points
Monthly Minimum Fee Per Fund Account                     $350/Account

WIRE TRANSFER FEE:
Outgoing Wires                                           $15.00/transaction

PHYSICAL CHECK FEE:
Physical Check                                           $5.00/check

FUNDS TRANSFER FEE:
To/From DDA & trust account(s)                           No Charge

INTERNET ACCESS:
Online access to trust account activity                  No Charge

STATEMENTS
Standard                                                 No Charge
Online                                                   No Charge

NOTE: Other fees may be assessed for special handling and miscellaneous services.

                                ADMINISTRATION/ SAFEKEEPING  TRANSACTION FEE (US
                                FEE (IN BASIS POINTS)*       DOLLARS)*
Argentina                                    22                           70
Australia                                    6                            55
Austria                                      7                            90
Bahrain                                      77                          205
Bangladesh                                   52                          180
Belgium                                      6                            65
Bermuda                                      12                          105
Botswana                                     42                           75
Brazil                                       32                           55
Bulgaria                                     47                          105
Canada                                       4                            28
Chile                                        27                           75
China                                        27                           65
Colombia                                     52                          150
Costa Rica                                   52                           75
Croatia                                      52                           85
Cyprus                                       12                          150
Czech Republic                               22                           60
Denmark                                      5                            90
Egypt                                        27                           65
Estonia                                      27                           85
Euroclear                                   4.5                           20
Finland                                      12                           65
France                                       5                            70
Germany                                      4                            40
Ghana                                        42                           85
Greece                                       27                          135
Hong Kong                                    10                           85
Hungary                                      17                           50
Iceland                                      27                          140
India                                        32                          155
Indonesia                                    14                          140
Ireland                                      6                            60
Israel                                       67                           60
Italy                                        6                            70
Japan                                        6                            23

                                ADMINISTRATION/ SAFEKEEPING  TRANSACTION FEE (US
                                FEE (IN BASIS POINTS)*       DOLLARS)*
Jordan                                       52                          150
Kazakhstan                                   52                          155
Kenya                                        42                           75
Latvia                                       52                          130
Lebanon                                      67                          155
Lithuania                                    52                          140
Luxembourg                                   10                           90
Malaysia                                     14                          155
Malta                                        37                          140
Mauritius                                    62                          205
Mexico                                       14                           30
Morocco                                      52                          120
Namibia                                      47                           75
Netherlands                                  7                            25
New Zealand                                  6                            85
Nigeria                                      42                           75
Norway                                       6                            85
Oman                                         62                          205
Pakistan                                     62                          155
Palestine                                    62                          205
Peru                                         72                          130
Philippines                                  14                          135
Poland                                       52                          135
Portugal                                     32                          155
Qatar                                        62                          205
Romania                                      52                          155
Russia                                       37                          155
Singapore                                    10                           95
Slovakia                                     52                          145
Slovenia                                     52                          145
South Africa                                 6                            50
South Korea                                  12                           25
Spain                                        6                            60
Sri Lanka                                    27                           75
Swaziland                                    47                           75
Sweden                                       6                            65

                                ADMINISTRATION/ SAFEKEEPING  TRANSACTION FEE (US
                                FEE (IN BASIS POINTS)*       DOLLARS)*
Switzerland                                  6                           100
Taiwan                                       20                          155
Thailand                                     8                            55
Trinidad                                     52                          135
Turkey                                       27                           95
Tunisia                                      52                          105
Ukraine                                      47                          305
UAE                                          47                          140
United Kingdom                               5                            45
Uruguay                                      52                           95
Venezuela                                    52                          180
Vietnam                                      52                          180
Zambia                                       47                           75
Zimbabwe                                     47                           75

*OTHER SETTLEMENT CHARGES:
FRB                                                          $10.00/Transaction
Mutual Fund Settlement (Domestic)                            $35.00/Transaction
Short Term Instruments                                       $10.00/Transaction
Time Deposits                                                $10.00/Transaction
Derivatives (Hedges, Futures, Forwards, Swaps)               $30.00/Transaction
Repurchase Agreements                                        $10.00/Transaction
Commercial Paper                                             $10.00/Transaction
Vault Transfer (Domestic)                                    $6.00/Transaction
Physical                                                     $20.00/Transaction
Manual Trade Surcharge                                       $30.00/Transaction
Repaired Trade Surcharge                                     $10.00/Transaction
Cancels                                                      $10.00/Transaction
Proxy Announcement - Non U.S.                                $12.00/Transaction
Proxy Vote - Non U.S.                                        $12.00/Transaction
SWIFT message                                                $1.00/Message

WIRES AND PAYMENTS CHARGES:
U.S. Wires                                                   $10.00/Transaction
Book Transfers                                               $6.00/Transaction
Non - U.S. Wire                                              $30.00/Transaction
FX - 3rd Party                                               $40.00/Transaction
Cashiers Check                                               $25.00/Transaction

MISCELLANEOUS OTHER CHARGES:
Restricted Securities Processing                             $150

         o Please note that there is a segregated account charge of $5,000 annual through BBH. This is broken down monthly for a total of $416.67/month additional.

                                   APPENDIX E

                            17F-5 DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of November 24, 2008, between Infinity Capital Group, Inc. (THE "TRUST"), a a business trust formed under the laws of the State of Maryland acting on behalf of the management investment companies each of whom is registered with the Securities and Exchange Commission (the COMMISSION) under the Investment Company Act of 1940, as amended (the 1940 ACT) and listed on Appendix B- of the Custody Agreement (each a "Fund" and collectively the "Funds"), the Trust hereby appoints THE HUNTINGTON NATIONAL BANK (THE "DELEGATE"), a national bank organized under the laws of the United States, as its delegate to perform certain functions with respect to the custody of the Funds' Assets outside the United States.

         WHEREAS the Trust at the direction of each Fund, has appointed the Delegate as custodian "Custodian" of each Fund's Assets pursuant to the "Custody Agreement_ between the Trust and the Delegate dated November 24, 2009;

         WHEREAS a Fund may, from time to time, determine to invest and maintain some or all of the Fund's Assets outside of the United States;

         WHEREAS the Trust at the direction of each Fund wishes to delegate to the Delegate certain functions with respect to the custody of Fund's Assets outside the United States;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust on behalf of the Funds and the Delegate agree as follows:

         1. MAINTENANCE OF FUND'S ASSETS ABROAD. The Trust, acting on behalf of the Fund's, hereby instructs the Delegate pursuant to the terms of the Custody Agreement to place and maintain the Fund's Assets in countries outside the United States in accordance with Instructions received from the Trust. Such instruction shall constitute an Instruction under the terms of the Custody Agreement. The Trust acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as foreign custody manager; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

         2. DELEGATION. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Trust on behalf of the Funds hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Assets in each of the countries as to which it acts as delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Trust, on behalf of the Funds, as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Trust confirms to the Delegate that the Trust on behalf of the Funds has considered the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Delegate in the performance of its duties as required under Rule 17f-7 and the terms of the Custody Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund's
Assets held in custody pursuant to the terms of the Custody Agreement. Trust acknowledges that Delegate has appointed Brown Brothers Harriman & Co. as its sub-custodian and sub-foreign custody manager for purposes of carrying out some or all of the duties and obligations of Delegate under this Delegation Schedule, provided however, that such appointment shall not relieve the Delegate of its obligations under this Delegation Schedule.

         3. SELECTION OF ELIGIBLE FOREIGN CUSTODIAN AND CONTRACT ADMINISTRATION. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

         (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIAN. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering factors relevant to the safekeeping of such assets including without limitation:

                  (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

                  (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;

                  (iii) The Eligible Foreign Custodian's general reputation and standing; and

                  (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such
                  Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

         The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

                  (b) CONTRACT ADMINISTRATION. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

                  (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

                  (ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

                  (iii) That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

                  (iv) That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

                  (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

                  (vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

         Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

         (c) LIMITATION TO DELEGATED SELECTION. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

         4. MONITORING. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

         5. REPORTING. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to
Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

         6. WITHDRAWAL OF FUND'S ASSETS. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Trust with respect to such liquidation or other withdrawal.

         7. DIRECTION AS TO ELIGIBLE FOREIGN CUSTODIAN. Notwithstanding this Delegation Schedule, the Trust may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Delegate will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custody Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

         8. STANDARD OF CARE. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

         9. REPRESENTATIONS. The Trust hereby represents and warrants that it is a U.S. Trust and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate. The Trust hereby represents and warrants that each Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Trust and is a legal, valid and binding agreement of the Trust.

         10. EFFECTIVENESS; TERMINATION. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. Notwithstanding the foregoing, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custody Agreement.

         11. NOTICES. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custody Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

         12. DEFINITIONS. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

         a. Country Risk - shall have the meaning set forth in Section 9.3.2 of the Custody Agreement.

         b. ELIGIBLE FOREIGN CUSTODIAN - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

         c. FUND'S ASSETS - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         d. INSTRUCTIONS - shall have the meaning set forth in the Custody Agreement.

         e. SECURITIES DEPOSITORY - shall have the meaning set forth in Rule 17f-7 of the 1940 Act.

         f. SOVEREIGN RISK - shall have the meaning set forth in Section 9.3.3 of the Custody Agreement.

         g . U.S. BANK - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

         13. GOVERNING LAW AND JURISDICTION. This Delegation Schedule shall be construed in accordance with the laws of the State of New Ohio without reference to the conflict of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of Ohio or the or of the state courts of such State.

         14. FEES. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custody Agreement.

         15. INTEGRATION. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custody Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custody Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Delegation Schedule to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.




INFINITY CAPITAL GROUP, INC.             THE HUNTINGTON NATIONAL BANK




By: /s/ Gregory H. Laborde               By: /s/ Dan Luke - 11/24/2009

Name: Gregory H. Laborde                 Name:  Dan Luke

Title:President                          Title:  Vice President






























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